                                          Registration No. 333-____________
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                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549
                            __________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                        MILLER EXPLORATION COMPANY
          (Exact Name of Registrant as Specified in Its Charter)
                            __________________
                   DELAWARE                           38-3379776
        (State or Other Jurisdiction of            (I.R.S. Employer
        Incorporation or Organization)         Identification Number)

            3104 LOGAN VALLEY ROAD
            TRAVERSE CITY, MICHIGAN                   49685-0348
   (Address of Principal Executive Offices)           (Zip Code)

                          MILLER OIL CORPORATION
                               SAVINGS PLAN
                         (Full Title of the Plan)

           KELLY E. MILLER           Copies to:      TASHIA L. RIVARD
PRESIDENT AND CHIEF EXECUTIVE OFFICER          WARNER NORCROSS & JUDD LLP
     MILLER EXPLORATION COMPANY                   900 OLD KENT BUILDING
       3104 LOGAN VALLEY ROAD                     111 LYON STREET, N.W.
 TRAVERSE CITY, MICHIGAN 49685-0348          GRAND RAPIDS, MICHIGAN 49503-2487

                    (Name and Address of Agent For Service)
                              (616) 941-0004
       (Telephone Number, Including Area Code, of Agent For Service)

                      CALCULATION OF REGISTRATION FEE
       TITLE OF                          PROPOSED MAXIMUM      PROPOSED MAXIMUM
   SECURITIES TO BE      AMOUNT TO BE     OFFERING PRICE           AGGREGATE              AMOUNT OF
      REGISTERED         REGISTERED     PER SHARE<F1><F2>    OFFERING PRICE<F1><F2>    REGISTRATION FEE
     Common Stock,    200,000 shares<F3>    $4.84375              $968,750                 $269.31
     $.01 par value




<F1> Estimated solely for the purpose of calculating the registration fee.
<F2> On January 5, 1999, the average of the high and low prices of the
     Common Stock of Miller Exploration Company was $4.84375 per share. The registration fee is computed in accordance with Rule 457(h) and (c).
<F3> Plus an indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments.

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                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by Miller Exploration Company (the "COMPANY" or the "REGISTRANT") with the Securities and Exchange Commission are incorporated in this registration statement by reference:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") since the end of the Registrant's latest fiscal year covered by the financial statements included in the Annual Report referred to in (a) above.

          (c) The registration statement on Form 8-A for the Registrant's Common Stock, containing a description of such stock, filed with the Commission on January 28, 1998.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act before the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold from the date of filing of such documents shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.

          The class of securities to be offered is registered under Section 12 of the Exchange Act. A description of such securities has been incorporated by reference in Item 3(c) above.


ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Company's Certificate of Incorporation and Bylaws generally require the Company to indemnify its directors and officers to the fullest extent permissible under Delaware law against all expenses (including amounts paid in settlement) incurred in any proceeding (whether or not such proceeding was by or in the right of the Company, a subsidiary or otherwise) in which they were a party because of their position as a director or officer of the Company or because they served at the request of the Company as a director, officer, employee or agent of another corporation or entity. The provision also provides for the advancement of litigation expenses at the request of a director or officer under certain circumstances.

          Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided that there is a determination by a majority vote of disinterested directors (even though less than a quorum) or, if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or by the stockholders, that the person seeking indemnification acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal proceeding, which the person had no reasonable cause to believe the person's conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which the person is adjudged liable to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

          All of the above provisions could affect the liability of the Company's directors and officers in their capacities as such.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.   EXHIBITS.

          The following exhibits are filed or incorporated by reference as part of this registration statement:

EXHIBIT
NUMBER    DOCUMENT

4.1 Certificate of Incorporation as amended. Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (333-40383), and incorporated herein by reference.

4.2 Bylaws. Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (333-40383), and incorporated herein by reference.

4.3 Form of Specimen Stock Certificate. Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (333-40383), and incorporated herein by reference.

5         Opinion of Warner Norcross & Judd LLP.

23.1      Consent of Arthur Andersen LLP.

23.2 Consent of Warner Norcross & Judd LLP. Included in Exhibit 5 above.

24        Limited Power of Attorney.

ITEM 9.     UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)  To include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or
               events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with
               respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Traverse City, state of Michigan, on this 29th day of December, 1998.


                                  MILLER EXPLORATION COMPANY


                                  By /S/ KELLY E. MILLER
                                     Kelly E. Miller
                                     President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

    SIGNATURE                      TITLE                   DATE


________________________          Director            ___________, 1998
C.E. Miller


/S/KELLY E. MILLER                Director            December 29, 1998
Kelly E. Miller


*/S/WILLIAM J. BAUMGARTNER        Director            December 29, 1998
William J. Baumgartner


*/S/FRANK M. BURKE, JR.           Director            December 29, 1998
Frank M. Burke, Jr.


________________________          Director            ___________, 1998
Dan A. Hughes, Jr.

*/S/WILLIAM CASEY MCMANEMIN       Director            December 29, 1998
William Casey McManemin


*/S/KENNETH J. FOOTE              Director            December 29, 1998
Kenneth J. Foote



*By /S/ KELLY E. MILLER
    Kelly E. Miller
    Attorney-in-Fact

                             INDEX TO EXHIBITS


EXHIBIT
NUMBER   DOCUMENT

4.1 Certificate of Incorporation as amended. Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (333-40383), and incorporated herein by reference.

4.2 Bylaws. Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (333-40383), and incorporated herein by reference.

4.3 Form of Specimen Stock Certificate. Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (333-40383), and incorporated herein by reference.

5        Opinion of Warner Norcross & Judd LLP.

23.1     Consent of Arthur Andersen LLP.

23.2 Consent of Warner Norcross & Judd LLP. Included in Exhibit 5 above.

24       Limited Power of Attorney.